UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                -----------------

         Date of Report (Date of earliest event reported): April 5, 2006

                                -----------------

                                NT HOLDING CORP.
               (Exact name of registrant as specified in Charter)

             NEVADA                    000-15303            73-1215433
(State or other jurisdiction of       (Commission          (IRS Employee
 incorporation or organization)        File No.)         Identification No.)


                        8th Floor, No. 211 Johnston Road
                               Wanchai, Hong Kong
                    (Address of Principal Executive Offices)

                                  852-9188-2864
                            (Issuer Telephone Number)

                                -----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 5, 2006, Mr. Loo Pak Hong was appointed to the Company's Board of Directors. Mr. Loo was previously appointed as the Chief Financial Officer of the Company on March 15, 2006

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new officers and director had, or are to have, a direct or indirect material interest.

Biographical Information

Mr. Loo Pak Hong, age 54, has over 20 years experience in finance and accounting. From June 1998 to November 2003, he was the General Manager of China Toll Bridge & Roads Limited (a Singapore listed company), and was responsible for the overall administration and accounting function of that company, including the handling of all finance-related matters such as financial and tax planning and financial forecasting. Mr. Loo is a Fellow of the Institute of Chartered Accountants in England and Wales and a Fellow of the Institute of Chartered Accountants in Australia. He holds a Master of Business Administration
(MBA) degree from the City University, London.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 5, 2006            NT HOLDING CORP.

                                /s/ Chun Ka Tsun
                                --------------------------------
                                By: Chun Ka Tsun
                                Its: Chief Executive Officer and Director